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                                                                    EXHIBIT 8.1
                      [ANDREWS & KURTH L.L.P. LETTERHEAD]

                                                March 17, 1998


Board of Directors
El Paso Natural Gas Company
1001 Louisiana
Houston, Texas 77002

El Paso Energy Capital Trust I
c/o El Paso Natural Gas Company
1001 Louisiana
Houston, Texas 77002


Ladies and Gentlemen:

               We have acted as counsel to El Paso Natural Gas Company, a Delaware corporation doing business as El Paso Energy Corporation (the "Company"), and El Paso Energy Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with (i) the creation of the Trust; (ii) the preparation of a shelf Registration Statement on Form S-3 (Registration No. 333-42713) and the form of prospectus included therein (the "Prospectus") filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") (such Registration Statement, as amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, among other securities, Trust Convertible Preferred Securities (the "Preferred Securities") of the Trust, Subordinated Convertible Debentures (the "Subordinated Debentures") of the Company, common stock of the Company (the "Common Stock") and the guarantee of the Company pursuant to the Trust Preferred Securities Guarantee Agreement (the "Guarantee"); and (iii) the preparation of a prospectus supplement in connection with the issuance of up to 7,200,000 4 3/4% to the Preferred Securities (including 700,000 4 3/4% Preferred Securities subject to the underwriters' over-allotment option), up to $370,800,000 principal amount of 4 3/4% Subordinated Debentures and the Guarantee in respect of such 7,200,000 4 3/4% Preferred Securities (the "Prospectus Supplement").

               We have reviewed the information contained in the Prospectus Supplement under the caption "Certain Federal Income Tax Consequences." It is our opinion that such information is correct to the extent that it constitutes matters of law or legal conclusions and that, based upon the


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considerations stated under such caption, the Trust will be classified for
United States federal income tax purposes as a grantor trust and will not be taxable as a corporation.

               We hereby consent to the references to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement and the use of this opinion as an exhibit to the Registration Statement.


                                                          Very truly yours,





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